                                                                     EXHIBIT (h)

                   The First Australia Prime Income Fund, Inc.
                            (a Maryland corporation)

                64,914,776* Shares of Common Stock Issuable Upon
              Exercise of Non-Transferable Rights to Subscribe for
                           Such Shares of Common Stock

                    (Common Stock Par Value $0.01 Per Share)


                            DEALER MANAGER AGREEMENT


                                                              September 28, 1998



PRUDENTIAL SECURITIES INCORPORATED
A.G. EDWARDS & SONS, INC.
SALOMON SMITH BARNEY INC.
c/o Prudential Securities Incorporated
    One New York Plaza
    New York, NY  10292

Ladies and Gentlemen:

        The First Australia Prime Income Fund, Inc., a Maryland corporation (the "Fund"), EquitiLink International Management Limited, a Jersey, Channel Islands corporation (the "Manager") and EquitiLink Australia Limited, a New South Wales, Australia corporation (the "Adviser") each confirms its agreement with and appointment of Prudential Securities Incorporated, A.G. Edwards & Sons, Inc. and Salomon Smith Barney Inc. (together the "Dealer Managers") to act as dealer managers in connection with the issuance by the Fund to the holders of record (the "Holders") of the Fund's common stock, par value $0.01 per share (the "Common Stock"), of non-transferable rights entitling such Holders to subscribe for shares of Common Stock and, subject to certain conditions, additional shares of Common Stock pursuant to an over-subscription privilege (the "Offer"). The shares of Common Stock for which Holders may subscribe pursuant to the Offer are herein referred to as the "Shares." Pursuant to the terms of the Offer, the Fund is issuing each Holder one-third of a non-transferable right (each a "Right" and collectively, the "Rights") for each share of Common Stock held on the record date set forth in the Prospectus (as defined herein) (the "Record Date"). Such Rights entitle Holders to acquire during the subscription period set forth in the Prospectus (as defined herein) (the "Subscription Period"), at the price set forth in such Prospectus (the "Subscription Price"), one Share for each full Right exercised on the terms and conditions set forth in such Prospectus. Pursuant to the

----------------------------
  *Pursuant to the over-subscription privilege in connection with the Offer, the Fund may, at its discretion, increase the number of Shares subject to subscription by up to 25%.

terms of the Offer, such Rights also entitle Holders to acquire during the Subscription Period at the Subscription Price certain additional Shares on the terms and conditions of the over-subscription privilege as set forth in such Prospectus. EquitiLink Holdings Limited, a New South Wales, Australia corporation, wholly owns the Adviser through its wholly-owned subsidiary, EquitiLink Limited, a New South Wales, Australia corporation, which in turn, wholly owns the Adviser and joins in this Agreement with respect to the provisions of Section 7 and 8 hereof.

        The Fund has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-2 (No. 333-61841) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments to such registration statement on Form N-2, if any, and such amended preliminary prospectuses as may have been required to the date hereof. The Fund will prepare and file such additional amendments thereto and such amended prospectuses as may hereafter be required. The Fund previously filed a notification on Form N-8A of registration of the Fund as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission under the 1940 Act (together with the rules and regulations under the 1933 Act, the "Rules and Regulations"). The registration statement (as amended, if applicable) and the prospectus constituting a part thereof, as from time to time amended or supplemented pursuant to the 1933 Act, are herein referred to as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Dealer Managers by the Fund for use in connection with the Offer which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether such revised prospectus is required to be filed by the Fund pursuant to Rule 497(c) or Rule 497(h) of the Rules and Regulations), the term "Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to the Dealer Managers for such use. The Prospectus and letters to beneficial owners of Common Stock, forms used to exercise rights, any letters from the Fund to securities dealers, commercial banks, trust companies and other nominees and any newspaper announcements, press releases and other offering materials and information that the Fund may use, approve, prepare or authorize for use in connection with the Offer, are collectively referred to hereinafter as the "Offering Materials."

        SECTION 1. Representations and Warranties.

        (a) The Fund, the Manager and the Adviser each severally represents and warrants to each Dealer Manager as of the date hereof and as of the date of the commencement of the Offer (such later date being hereinafter referred to as the "Representation Date") as follows:

                (i) At the time the Registration Statement becomes effective and at the Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time the Registration Statement becomes effective through the expiration date of the Offer set forth in the Prospectus (the "Expiration Date"), the Prospectus (unless the term "Prospectus" refers to a prospectus which has been provided to the Dealer Managers by


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        the Fund for use in connection with the Offer which differs from the
        Prospectus on file with the Commission at the time the Registration Statement becomes effective, in which case at the time such prospectus is first provided to the Dealer Managers for such use) and the Offering Materials will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Fund in writing by the Dealer Managers expressly for use in the Registration Statement or Prospectus.

                (ii) The accountants who certified the financial statements included in the Registration Statement are independent public accountants as required by the 1933 Act and the Rules and Regulations.

                (iii) The financial statements included in the Registration Statement present fairly the financial position of the Fund as at the date indicated and the results of its operations for the period specified; such financial statements have been prepared in conformity with generally accepted accounting principles; and the information in the Prospectus under the heading "Portfolio Composition" sets forth the composition of the investment portfolio of the Fund on the date indicated.

                (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, (financial or otherwise) or management of the Fund, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Fund which are material to the Fund other than those in the ordinary course of business, and (C) except for regular monthly dividends on the outstanding shares of Common Stock and on the outstanding shares of preferred stock, par value $0.01 per share and liquidation preference of $25,000 per share (the "Preferred Stock") of the Fund, there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital stock.

                (v) The Fund has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement; the Fund is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure to so qualify, either individually or in the aggregate, would have a material adverse effect upon the operations or financial condition of the Fund; and the Fund has no subsidiaries.

                (vi) The Fund is registered with the Commission under the 1940 Act as a closed-end non-diversified management investment company, and no order of suspension


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        or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission.

                (vii) The authorized, issued and outstanding capital stock of the Fund at July 31, 1998 is as set forth in the Prospectus under the caption "Capital Stock"; the outstanding Common Stock and Preferred Stock have been duly authorized by all requisite corporate action on the part of the Fund and are validly issued and fully paid and non-assessable; the Rights and the Shares have been duly authorized by all requisite corporate action on the part of the Fund for issuance pursuant to the Offer; the Shares have been duly authorized by all requisite corporate action on the part of the Fund for sale pursuant to the terms of the Offer and, when issued and delivered by the Fund pursuant to the terms of the Offer against payment of the consideration set forth in the Prospectus, will be validly issued and fully paid and nonassessable; the Common Stock, the Preferred Stock, the Rights and the Shares conform in all material respects to the descriptions thereof set forth in the Prospectus under the captions "Capital Stock" and "The Offer"; and the issuance of each of the Rights and the Shares is not subject to preemptive rights.

                (viii) The Fund is not in violation of its Articles of Amendment and Restatement, as amended (the "Charter"), or its by-laws, as amended (the "By-Laws") or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound; and the execution and delivery of this Agreement, and the Subscription Agency Agreement referred to in the Registration Statement (as used herein, the "Subscription Agency Agreement") and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Fund is a party or by which it may be bound or to which any of the property or assets of the Fund is subject, nor will such action result in any violation of the provisions of the Charter or By-laws or, to the best knowledge of the Fund, the Manager or the Adviser, any law, administrative regulation or administrative or court decree applicable to the Fund; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Fund of the transactions contemplated by this Agreement and the Subscription Agency Agreement except such as has been obtained under the 1940 Act or as may be required under the 1933 Act, state securities or Blue Sky laws or foreign securities laws in connection with the Offer.

                (ix) The Fund owns or possesses or has obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate its properties and to carry on its businesses as contemplated in the Prospectus and the Fund has not received any notice of proceedings relating to the revocation or modification of any such licenses, permits, consents, orders, approvals or authorizations.


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                (x)     There is no action, suit or proceeding before or by any
        court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund, the Manager or the Adviser threatened against or affecting, the Fund, which might result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Fund, or might materially and adversely affect the properties or assets of the Fund; and there are no material contracts or documents of the Fund which are required to be filed as exhibits to the Registration Statement by the 1933 Act, the 1940 Act or by the Rules and Regulations which have not been so filed.

                (xi) The Fund owns or possesses, or can acquire on reasonable terms, adequate trademarks, service marks and trade names necessary to conduct its business as described in the Registration Statement, and the Fund has not received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Fund.

                (xii) The Fund intends to direct the investment of the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended ("Subchapter M of the Code"), and intends to continue to qualify as a regulated investment company under Subchapter M of the Code.

                (xiii) This Agreement, the Management Agreement referred to in the Registration Statement (the "Management Agreement"), the Advisory Agreement referred to in the Registration Statement (the "Advisory Agreement"), the Administration Agreement referred to in the Registration Statement (the "Administration Agreement") and the Custodian Agreement referred to in the Registration Statement (the "Custodian Agreement") have each been duly authorized by all requisite corporate action on the part of the Fund, executed and delivered by the Fund and each complies with all applicable provisions of the 1940 Act, except that with respect to this Agreement no representation is made as to compliance with Section 17(i) of the 1940 Act.

                (xiv) The Shares have been approved for listing, subject to official notice of issuance, on the American Stock Exchange and the Pacific Stock Exchange.

                (xv) The Fund has not, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Shares or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Common Stock or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Fund (except for the solicitation of exercises of Rights pursuant to this Agreement).


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

                (xvi) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, or if the Prospectus is not in existence, the most recent Preliminary Prospectus, there has not been any downgrading in the ratings of the Preferred Stock or any action threatening such a downgrading or placing the Fund under special surveillance by a "nationally recognized rating agency" (as defined in Rule 436(g) under the 1933 Act); nor does the Fund have any knowledge of any facts or circumstances that are likely to cause such downgrading, threatened downgrading or the placing of the Fund under such surveillance.

        (b) The Manager represents and warrants to each Dealer Manager as of the date hereof and as of the Representation Date as follows:

                (i) The Manager has been duly organized as a corporation under the laws of Jersey, Channel Islands with corporate power and authority to conduct its business as described in the Prospectus.

                (ii) The Manager is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under the Management Agreement for the Fund as contemplated by the Prospectus.

                (iii) The description of the Manager in the Prospectus is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and there are no pending legal proceedings that would be required to be described under Item 12 of Form N-2.

                (iv) Each of this Agreement and the Management Agreement has been duly authorized, executed and delivered by the Manager; each of this Agreement and the Management Agreement is in full force and effect and constitutes a valid and binding obligation of the Manager, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights generally and to general equity principles; and neither the execution and delivery of this Agreement nor the performance by the Manager of its obligations hereunder or under the Management Agreement will conflict with, or result in a breach of, any of the terms and provisions of, or constitute, with or without the giving of notice or the lapse of time or both, a default under any agreement or instrument to which the Manager is a party or by which the Manager is bound, or any law, order, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Manager or its respective properties or operations.

                (v) The Manager has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus.


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

                (vi) The Fund will not be subject to taxation under the laws of Jersey, Channel Islands by virtue of its relationship with the Manager.

                (vii) The Manager has not, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Shares or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Common Stock or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Fund (except for the solicitation of exercises of Rights pursuant to this Agreement).

                (viii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has been no material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise) or management of the Manager, or in the earnings, business affairs or business prospects of the Manager, whether or not arising in the ordinary course of business.

                (ix) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund, the Manager or the Adviser, threatened against or affecting, the Manager, which might result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Manager, or might materially and adversely affect the properties or assets of the Manager; and there are no material contracts or documents of the Manager which are required to be disclosed in the Registration Statement by the 1933 Act, the 1940 Act or by the Rules and Regulations which have not been so disclosed therein.

        (c) The Adviser represents and warrants to each Dealer Manager as of the date hereof and as of the Representation Date as follows:

                (i) The Adviser has been duly organized as a corporation under the laws of New South Wales, Australia with corporate power and authority to conduct its business as described in the Prospectus.

                (ii) The Adviser is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under the Advisory Agreement for the Fund as contemplated by the Prospectus.

                (iii) The description of the Adviser in the Prospectus is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and there are no pending legal proceedings that would be required to be described under Item 12 of Form N-2.


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                (iv)    Each of this Agreement and the Advisory Agreement has
        been duly authorized, executed and delivered by the Adviser; each of this Agreement and the Advisory Agreement is in full force and effect and constitutes a valid and binding obligation of the Adviser, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights generally and to general equity principles; and neither the execution and delivery of this Agreement nor the performance by the Adviser of its obligations hereunder or under the Advisory Agreement will conflict with, or result in a breach of, any of the terms and provisions of, or constitute, with or without giving notice or lapse of time or both, a default under any agreement or instrument to which the Adviser is a party or by which the Adviser is bound, or any law, order, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Adviser or its properties or operations.

                (v) The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus.

                (vi) The Fund will be regarded as a non-resident of Australia for purposes of Australian tax laws. Pursuant to the United States Australia Double Tax Agreement, (i) the Fund will not be regarded as having a permanent establishment in Australia, (ii) the Fund will not acquire assets which would be regarded as "taxable Australian assets," and (iii) none of the Fund's profits arising from the disposal of its assets will be subject to Australian taxes.

                (vii) The Adviser has not, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Shares or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Common Stock or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Fund (except for the solicitation of exercises of Rights pursuant to this Agreement).

                (viii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has been no material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise) or management of the Adviser, or in the earnings, business affairs or business prospects of the Adviser, whether or not arising in the ordinary course of business.

                (ix) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund, the Manager or the Adviser, threatened against or affecting, the Adviser, which might result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Adviser, or might materially and adversely affect the properties or assets of the Adviser; and there are no material contracts or


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
        documents of the Adviser which are required to be disclosed in the Registration Statement by the 1933 Act, the 1940 Act or by the Rules and Regulations which have not been so disclosed therein.

        (d) Any certificate signed by any officer of the Fund, the Manager or the Adviser and delivered to the Dealer Managers or counsel for the Dealer Managers shall be deemed a representation and warranty by the Fund, the Manager or the Adviser, as the case may be, to the Dealer Managers, as to the matters covered thereby.

        SECTION 2. Agreement to Act as Dealer Managers.

        (a) On the basis of the representations and warranties contained herein, and subject to the terms and conditions of the Offer:

                (i) The Fund hereby appoints the Dealer Managers and other soliciting dealers entering into a Soliciting Dealer Agreement in the form attached hereto as Exhibit A (the "Soliciting Dealer Agreement") with the Dealer Managers (the "Soliciting Dealers"), to solicit, in accordance with the 1933 Act, the 1940 Act and the Securities Exchange Act of 1934 (the "Exchange Act") and their customary practice, the exercise of the Rights, subject to the terms and conditions of this Agreement and the procedures described in the Registration Statement; and

                (ii) the Fund agrees to furnish, or cause to be furnished, to the Dealer Managers, lists, or copies of those lists, showing the names and addresses of, and number of shares of Common Stock held by, Holders as of the Record Date, and each of the Dealer Managers agrees to use such information only in connection with the Offer, and not to furnish the information to any other person except for securities brokers and dealers that the Dealer Managers have requested to solicit exercises of Rights.

        (b) Each of the Dealer Managers agrees to provide to the Fund, in addition to the services described in paragraph (a) of this Section 2, financial advisory and marketing services in connection with the Offer.

        (c) The Fund and the Dealer Managers agree that the Dealer Managers are independent contractors with respect to the solicitation of the exercise of Rights and the performance of financial advisory and marketing services to the Fund contemplated by this Agreement.

        (d) In rendering the services contemplated by this Agreement, each Dealer Manager will not be subject to any liability to the Fund, the Manager or the Investment Adviser, or any of their affiliates, for any act or omission on the part of any securities broker or dealer (except with respect to such Dealer Manager acting in such capacity) or any other person, and neither of the Dealer Managers will be liable for its acts or omissions in performing its respective obligations under this Agreement, except for any losses, claims, damages, liabilities and expenses determined in a final judgment by a court of competent jurisdiction to have resulted directly from such Dealer Manager's gross negligence or willful misconduct in such acts or omissions.


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
        SECTION 3. Dealer Manager Fees and Reallowance. In full payment for services rendered and to be rendered hereunder by the Dealer Managers, the Fund agrees to pay the Dealer Managers a fee for their financial advisory, marketing and soliciting services equal to 3.75% of the aggregate Subscription Price for the Shares issued pursuant to the Offer (the "Dealer Manager Fee"). The Dealer Managers agree with the Fund that the Dealer Managers will reallow a concession of 2.50% of the Subscription Price per Share for each Share issued pursuant to the Offer (a "Reallowance") to the broker-dealer designated on the applicable portion of the form used by the Holder of such Share to exercise Rights; provided, however, that the designated broker-dealer has executed a confirmation accepting the terms of the Soliciting Dealer Agreement. As compensation for their initial financial advisory services, Prudential Securities Incorporated shall receive the first $300,000 of the Dealer Manager Fee remaining after the payment of the Reallowance; the remainder of the Dealer Manager Fee after payment of the Reallowance and of such $300,000 shall be divided proportionally among the Dealer Managers according to the number of shares of Common Stock sold by the respective Dealer Managers in the Offer. Payment to each Dealer Manager by the Fund will be in the form of a wire transfer of same day funds to an account or accounts identified by such Dealer Manager. Such payments will be made on the day after the final payment for Shares is due as set forth in the Prospectus. Payment of the Reallowance to Soliciting Dealers that executed a confirmation will be made by the Dealer Managers or their agent directly to such Soliciting Dealers by U.S. dollar checks drawn upon an account at a bank in New York City. Such payments to such Soliciting Dealers shall be made as soon as practicable after payment of the Dealer Manager Fee is made to the Dealer Managers.

        SECTION 4. Covenants of the Fund. The Fund covenants with each Dealer Manager as follows:

        (a) The Fund will use its best efforts (i) to cause the Registration Statement to become effective under the 1933 Act, and will advise the Dealer Managers promptly as to the time at which the Registration Statement and any amendments thereto (including any post-effective amendment) becomes so effective and (ii) if required, to cause the issuance of any orders exempting the Fund from any provisions of the 1940 Act and will advise the Dealer Managers promptly as to the time at which any such orders are granted.

        (b) The Fund will notify the Dealer Managers immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment),
(ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,
(v) of the issuance by the Commission of an order of suspension or revocation of the notification on Form N-8A of registration of the Fund as an investment company under the 1940 Act or the initiation of any proceeding for that purpose and (vi) of the suspension of the qualification of the Shares or the Rights for offering or sale in any jurisdiction. The Fund will make every reasonable effort to prevent the issuance of any stop order described in subsection (iv) hereunder or any order of suspension or revocation described in subsection (v) or subsection (vi) hereunder and, if any


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
such stop order or order of suspension or revocation is issued, to obtain the lifting thereof at the earliest possible moment.

        (c) The Fund will give the Dealer Managers notice of its intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Fund proposes for use by the Dealer Managers in connection with the Offer, which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether such revised prospectus is required to be filed pursuant to Rule 497(c) or Rule 497(h) of the Rules and Regulations), whether pursuant to the 1940 Act, the 1933 Act, or otherwise, and will furnish the Dealer Managers with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Dealer Managers or counsel for the Dealer Managers shall reasonably object.

        (d) The Fund will deliver to the Dealer Managers, as soon as practicable, two signed copies of the Registration Statement as originally filed and of each amendment thereto, in each case with two sets of the exhibits filed therewith.

        (e) The Fund will furnish to each of the Dealer Managers, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as each of the Dealer Managers may reasonably request for the purposes contemplated by the 1933 Act or the Rules and Regulations.

        (f) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Dealer Managers, to amend or supplement the Registration Statement or the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Fund will forthwith amend or supplement the Prospectus by preparing, filing with the Commission (and furnishing to the Dealer Managers a reasonable number of copies of) an amendment or amendments of the Registration Statement or an amendment or amendments of or a supplement or supplements to, the Prospectus (in form and substance satisfactory to counsel for the Dealer Managers) which will amend or supplement the Registration Statement or the Prospectus so that the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a Holder, not misleading.

        (g) The Fund will endeavor, in cooperation with the Dealer Managers, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Dealer Managers may designate, and will maintain such qualifications in effect for a period of not less than one year after the date hereof. The Fund will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.


        (h) The Fund will make generally available to its security holders as soon as practicable, but no later than 60 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 of the Rules and Regulations) covering a twelve-month period beginning not later than the first day of the Fund's fiscal quarter next following the "effective" date (as defined in said Rule 158) of the Registration Statement.

        (i) For a period of 180 days from the date of this Agreement, the Fund will not, without your prior consent, offer or sell, or enter into any agreement to sell, any equity or equity related securities of the Fund other than the Shares and the Common Stock issued in reinvestment of dividends or distributions.

        (j) The Fund will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code.

        (k) The Fund will advise or cause the subscription agent for the Offer (the "Subscription Agent") to advise the Dealer Managers and each Soliciting Dealer from day to day during the period of, and promptly after the termination of, the Offer, as to all names and addresses of Holders exercising Rights, the total number of Rights exercised by each Holder during the immediately preceding day, indicating the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for each Dealer Manager and each Soliciting Dealer, the number of Rights exercised for Shares on exercise forms indicating such Dealer Manager or Soliciting Dealer as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Managers may reasonably request; and will notify the Dealer Managers and each Soliciting Dealer, not later than 5:00 P.M., New York City time, on the first business day following the Expiration Date, of the total number of Rights exercised and Shares related thereto, the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for each Dealer Manager and Soliciting Dealer, the number of Rights exercised for Shares on exercise forms indicating such Dealer Manager or Soliciting Dealer as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Managers may reasonably request.

        (l) The Fund, the Manager and the Adviser will not, directly or indirectly, (i) take any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of the Shares or pay or agree to pay any person any compensation for soliciting another to purchase any other securities of the Fund (except for the sale of Shares under this Agreement or transactions in non-convertible preferred stock of the Fund).

        SECTION 5. Payment of Expenses.

        (a) The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including, but not limited to, expenses relating to (i) the printing and filing of the registration statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Shares, (iii) the fees and disbursements of the Fund's counsel and accountants, (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 4(g) of this Agreement, including filing fees and any reasonable fees or disbursements of counsel for the Dealer Managers in connection therewith and in connection with the preparation of the Blue Sky Survey, (v) the printing and delivery to the Dealer Managers of copies of the registration statement as originally filed and of each amendment thereto, of the preliminary prospectus, of the Prospectus and any amendments or supplements thereto, of this Agreement and of the Soliciting Dealer Agreement, (vi) the printing and delivery of copies of the Blue Sky Survey, (vii) the fees and expenses incurred in connection with the listing of the Shares on the American Stock Exchange and the Pacific Stock Exchange, (viii) the filing fees of the Commission and (ix) the printing, mailing and delivery expenses incurred in connection with Offering Materials.

        (b) In addition to any fees that may be payable to the Dealer Managers under this Agreement, the Fund agrees to reimburse Prudential Securities Incorporated upon request made from time to time for its reasonable expenses incurred in connection with its activities under this Agreement not to exceed an aggregate of $300,000, including the reasonable fees and disbursements of legal counsel for the Dealer Managers.

        (c) If this Agreement is terminated by the Dealer Managers in accordance with the provisions of Section 6 or Section 9(a)(i) or 9(a)(ii), the Fund shall reimburse the Dealer Managers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Dealer Managers. In the event the transactions contemplated hereunder are not consummated, the Fund agrees to pay all of the costs and expenses set forth in paragraphs (a) and (b) of this Section 5 which the Fund would have paid if such transactions had been consummated.

        (d) The Manager agrees that, to the extent the Fund fails to fulfill its obligations in paragraphs (b) and (c) of this Section 5, the Manager will pay all the costs and expenses set forth in this Section 5. The Manager hereby abandons and waives any rights that the Manager may have at any time under any applicable laws, existing or future, to require that recourse be made to the assets of the Fund before any claim is enforced against the Manager in respect of the Manager's obligations under this paragraph (d) of this Section 5. The Manager agrees that if at any time the Manager is sued in respect of its obligations under this paragraph (d) of this Section 5 and the Fund is not also sued in respect to its obligations under this Section 5, the Manager shall not claim that the Fund be made a party to such proceedings against the Manager.

        SECTION 6. Conditions of Dealer Managers' Obligations. The obligations of the Dealer Managers hereunder are subject to the accuracy of the representations and warranties of the Fund, the Manager and the Adviser herein contained, to the performance by the Fund, the Manager and the Adviser of their respective obligations hereunder, and to the following further conditions:

        (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the date of this Agreement, or at a later time and date not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time and date as may be approved by the Dealer Managers, and at the commencement of the Offer no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

        (b) On the date of this Agreement, the Dealer Managers shall have received:

        (1) The favorable opinion, dated as of the date of this Agreement, of Dechert Price & Rhoads, counsel for the Fund and special United States counsel for the Manager and the Adviser, in form and substance satisfactory to counsel for the Dealer Managers, to the effect that:

                (i) The Fund has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

                (ii) The Fund has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus.

                (iii) The Fund is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure to so qualify, either individually or in the aggregate, would have a material adverse effect on the operations or financial condition of the Fund.

                (iv) The outstanding Common Stock and Preferred Stock have been duly authorized by requisite corporate action on the part of the Fund and have been validly issued and are fully paid and non-assessable.

                (v) The Rights and the Shares have been duly authorized for issuance pursuant to the Offer; the Shares have been duly authorized for sale pursuant to the Offer and, when the Shares are issued and delivered by the Fund pursuant to the Offer against payment of the consideration set forth in the Prospectus, the Shares will be validly issued and fully paid and nonassessable; the issuance of the Rights and the Shares is not subject to any preemptive or other rights to subscribe for any of the Shares under any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Fund is a party or by which the Fund or any of its properties are bound that has been filed as an exhibit to the Registration Statement (which are the only such instruments which have been specifically identified to such counsel by the Fund as material to the business or financial condition of the
        Fund), or under the Charter or By-Laws of the Fund, or under the Maryland Corporation Law; the statements set forth in the Prospectus under the headings "Description of Common Stock" and "Capital Stock", insofar as such statements constitute a summary of legal matters or documents referred to therein, provide a fair summary of such legal matters or documents.

                (vi) This Agreement and the Subscription Agency Agreement have been duly authorized, executed and delivered by the Fund and comply with all applicable provisions of the 1940 Act (except that such counsel need express no opinion as to compliance with Section 17(i) of the 1940
        Act).

                (vii) The Registration Statement is effective under the 1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor have been initiated or threatened by the Commission.

                (viii) The Registration Statement and the Prospectus (other than the financial statements included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the 1933 Act and the 1940 Act and the Rules and Regulations.

                (ix) To the best of their knowledge and information, there are no legal or governmental proceedings pending or threatened against the Fund, the Manager or the Adviser that are required to be disclosed in the Registration Statement, other than those disclosed therein.

                (x) To the best of their knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments of the Fund required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those respectively described or referred to therein or filed as exhibits thereto, the descriptions thereof are correct in all material respects, references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note or lease so described, referred to or filed.

                (xi) No consent, approval, authorization or order of any court or governmental authority or agency is required in connection with the sale of the Shares pursuant to the Offer, except such as has been obtained under the 1933 Act, the 1940 Act or the Rules and Regulations or such as may be required under state securities laws; and to the best of their knowledge and information, the execution and delivery of this Agreement and the Subscription Agency Agreement and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which the Fund is a party or by which it may be bound or to which any of the property or assets of the Fund is subject, nor will such action result in any violation of the provisions of the Charter or By-Laws of the Fund, or any law or administrative regulation, or, to the best of their knowledge and information, administrative or court decree.

                (xii) The Management Agreement, the Advisory Agreement, the Custody Agreement and the Administration Agreement have each been duly authorized and approved by the Fund and comply as to form in all material respects with all applicable provisions of the 1940 Act, and each is in full force and effect.

                (xiii) The Fund is registered with the Commission under the 1940 Act as a closed-end non-diversified management investment company, and all required action has been taken by the Fund under the 1933 Act, the 1940 Act and the Rules and Regulations to make and consummate the Offer; the provisions of the Charter and By-Laws of the Fund comply as to form in all material respects with the requirements of the 1940 Act and the rules and regulations thereunder; and, to the best of their knowledge and information, no order of suspension or revocation of such registration under the 1940 Act, pursuant to Section 8(e) of the 1940 Act, has been issued or proceedings therefor initiated or threatened by the Commission.

                (xiv) The information in the Prospectus under the caption "Taxation -- United States Taxes", to the extent that it constitutes matters of law or legal conclusions, has been reviewed by them and is correct in all material respects.

                (xv) The Manager is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under the Management Agreement for the Fund as contemplated by the Prospectus.

                (xvi) The Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under the Advisory Agreement for the Fund as contemplated by the Prospectus.

        (2) The favorable opinion, dated as of the date of this Agreement, of Mourant du Feu & Jeune, counsel to the Manager, in form and substance satisfactory to counsel for the Dealer Managers, to the effect that:

                (i) The Manager has been duly organized as a company incorporated under the laws of Jersey, Channel Islands, with corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus.

                (ii) Each of this Agreement and the Management Agreement has been duly authorized, executed and delivered by the Manager; each of this Agreement and the Management Agreement constitutes a valid and binding obligation of the Manager; no consent, approval, authorization or order of any Jersey, Channel Islands court or governmental authority or agency is required which has not been obtained for the performance of this Agreement or the Management Agreement by the Manager; and neither the execution and delivery of this Agreement or the Management Agreement nor the performance by the Manager of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or the lapse of time or both, a default under the Manager's Memorandum and Articles of Association or, to the best of such counsel's knowledge and information, any agreement or instrument to which the Manager is a party or by which the Manager is bound, or any law, order, rule or regulation applicable to the Manager of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Manager or its properties or operations; there is no stock exchange or securities association in Jersey having jurisdiction over the Manager or its properties or operations.

                (iii) To the best of such counsel's knowledge and information, the description of the Manager in the Registration Statement and the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                (iv) The Fund will not be subject to taxation under the laws of Jersey, Channel Islands by virtue of its relationship with the Manager pursuant to the Management Agreement and this Agreement.

                (v) To the best of such counsel's knowledge and information, there are no legal or governmental proceedings pending or threatened against the Fund, the Manager or the Adviser that are required to be disclosed in the Registration Statement, other than those disclosed therein.

        (3) The favorable opinion, dated as of the date of this Agreement, of Stikeman, Elliott, Australian counsel to the Fund and the Adviser, in form and substance satisfactory to counsel for the Dealer Managers, to the effect that:

                (i) The Adviser has been duly organized as a corporation under the laws of New South Wales, Australia with corporate power and authority to conduct its business as described in the Prospectus.

                (ii) Each of this Agreement and the Advisory Agreement has been duly authorized, executed and delivered by the Adviser; each of this Agreement and the Advisory Agreement constitutes a valid and binding obligation of the Adviser; no consent, approval, authorization or order of any court or governmental authority or agency is required that has not been obtained for the performance of this Agreement or the Advisory Agreement by the Adviser; and neither the execution and delivery of this Agreement or the Advisory Agreement nor the performance by the Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of, any of the terms and provisions of, or constitute, with or without the giving of notice or the lapse of time or both, a default under, the Adviser's Memorandum and Articles of Association or, to the best of such counsel's knowledge and information, any agreement or instrument to which the Adviser is a party or by which the Adviser is bound, or any law, order, rule or regulation applicable to the Adviser of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Adviser or its properties or operations; and if this Agreement were to be governed by the laws of New South Wales (the domestic law of the Adviser) it would (subject to it being duly stamped in accordance with the Stamp Duties Act of New South Wales) be enforceable according to its terms.

                (iii) Pursuant to the United States Australia Double Tax Agreement, (A) the Fund will not be regarded as having a permanent establishment in Australia and (B) assuming the Fund does not acquire assets which would be regarded as "taxable Australian assets," none of the Fund's profits arising from the disposal of its assets will be subject to Australian taxes.

                (iv) The information in the Prospectus under the caption "Taxation -- Australian Taxes," to the extent that it covers matters of Australian law or legal conclusions thereunder, has been reviewed by them and is confirmed.

                (v) To the best of such counsel's knowledge and information, the description of the Adviser in the Registration Statement and the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                (vi) This Agreement has been duly authorized, executed and delivered by EquitiLink Holdings Limited and constitutes a valid and binding obligation of EquitiLink Holdings Limited.

                (vii) To the best of such counsel's knowledge and information, there are no legal or governmental proceedings pending or threatened against the Fund, the Manager or the Adviser that are required to be disclosed in the Registration Statement, other than those disclosed therein.

        (4) The favorable opinion, dated as of the date of this Agreement, of Brown & Wood LLP, counsel for the Dealer Managers, with respect to the issuance and sale of the Shares, and such other related matters as the Dealer Managers may reasonably require.

        (5) In giving their opinions required by subsection (b)(1) of this Section, Dechert Price & Rhoads shall additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (other than the financial statements included therein, as to which no belief need be stated), at the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statement included therein, as to which no belief need be stated), at the date of this Agreement, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In rendering their opinion, Dechert Price & Rhoads may rely, as to matters of Maryland law, on the opinion of Venable, Baetjer and Howard, LLP, dated as of the date of this Agreement, provided that Dechert Price & Rhoads shall state that such opinion is satisfactory in form and substance to such counsel and that the Dealer Managers are justified in relying on it.

        (6) In giving their opinion required by subsection (b)(3) of this Section, Stikeman, Elliott shall additionally state that nothing has come to their attention that would lead them to believe that Appendix A - "Australian Economy" in the Registration Statement and the Prospectus, at the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

        (c) At the date of this Agreement, (i) the Registration Statement and the Prospectus shall contain all statements which are required to be stated therein in accordance with the 1933 Act, the 1940 Act and the Rules and Regulations and in all material respects shall conform to the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and the Prospectus shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Fund, the Manager or the Adviser, threatened against the Fund, the Manager or the Adviser that would be required to be set forth in the Prospectus other than as set forth therein, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, of the Fund, the Manager or the Adviser, as applicable, or in its earnings, business affairs or business prospects, whether or not arising in the ordinary course of business, from that set forth in the Registration Statement and Prospectus, (iii) the Manager and the Adviser shall each have the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement and the Prospectus and
(iv) no proceedings shall be pending or, to the knowledge of the Fund, the Manager or the Adviser, threatened against the Fund, the Manager or the Adviser before or by any Federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, financial condition or income of either the Fund, the Manager or the Adviser other than as set forth in the Registration Statement and the Prospectus; and the Dealer Managers shall have received, at the commencement date of the Offer, a certificate of the President or Treasurer of the Fund and of the Managing Director of each of the Manager and the Adviser dated as of such date, confirming the respective representations and warranties contained in Section 1 of this Agreement and evidencing, to the best of their knowledge and belief, after reasonable investigation, compliance with the appropriate provisions of this subsection (c).

        (d) At the time of execution of this Agreement, the Dealer Managers shall have received from PricewaterhouseCoopers LLP a letter, dated such date in form and substance satisfactory to the Dealer Managers, to the effect that:

                (i) they are independent accountants with respect to the Fund within the meaning of the 1933 Act and the Rules and Regulations;

                (ii) in their opinion, the audited financial statements examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1940 Act and the Rules and Regulations;

                (iii) they have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Fund, a reading of the minute books of the Fund, inquiries of officials of the Fund responsible for financial accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that (A) the unaudited financial statements as of April 30, 1998 included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1940 Act and the Rules and Regulations applicable to unaudited interim financial statements included in registration statements or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, and (B) during the period from April 30, 1998 to a specified date not more than three days prior to the date of this Agreement, there was any change in the capital stock or net assets of the Fund, or any increase in the long-term debt of the Fund, as compared with amounts shown on the unaudited financial statements included in the Registration Statement, except for changes which the Registration Statement discloses have occurred or may occur; and

                (iv)    in addition to the procedures referred to in clause
        (iii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data, financial information and financial statements appearing in the Registration Statement, which have previously been specified by you and which shall be specified in such letter, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Fund.

        (e) At the date of this Agreement, counsel for the Dealer Managers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance of the Rights and the Shares and the sale of the Shares as contemplated herein and in the Registration Statement and to pass upon related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Fund, the Manager and the Adviser in connection with the issuance of the Rights and the Shares and sale of the Shares as contemplated herein and in the Registration Statement shall be satisfactory in form and substance to the Dealer Managers and counsel for the Dealer Managers.

        (f) On (i) the date of this Agreement and (ii) the day immediately prior to the commencement date of the Offer, the Fund, the Manager, the Adviser and Dechert Price & Rhoads shall have furnished to the Dealer Managers such further information, certificates and documents, dated as of, respectively, (i) the date of this Agreement and (ii) the commencement date of the Offer, as the Dealer Managers may reasonably request to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained.

        If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Dealer Managers by notice to the Fund at any time at or prior to the termination of the Offer, and such termination shall be without liability of any party to any other party except as provided in Section 5.

        SECTION 7. Indemnification and Contribution.

        (a) The Fund and the Manager, jointly and severally, agree to indemnify and hold harmless each of the Dealer Managers and their affiliates and their respective directors, officers, employees, agents and controlling persons (each of the Dealer Managers and each such person being an "Indemnified Party") as follows:

                (i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, and related to or arising out of (A) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) an untrue statement or alleged untrue statement of a material fact contained in the Offering Materials (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (C) any breach by the Fund, the Adviser or the Manager of any of their respective representations, warranties and agreements contained in this Agreement or in any certificate or document furnished pursuant to Section 6(c), 6(e) or 6(f) hereof, (D) the Fund's failure to make the Offer, or its withdrawal, termination or extension of the Offer or any other failure on its part to comply with the terms and conditions specified in the Registration Statement or the Offering Materials, (E) the Offer, the engagement of the Dealer Managers pursuant to, and the performance by the Dealer Managers of the services contemplated by, this Agreement;

                (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon the occurrence of any matter described in clause (i) above, if such settlement is effected with the written consent of the Fund or the Manager; and

                (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Dealer Managers), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon the occurrence of any matter described in clause
        (i) above, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Fund or the Manager, to the extent that any such expense is not paid under clause (i) or (ii) above.

This indemnity agreement will be in addition to any liability which the Fund or the Manager may otherwise have.

        The Fund and the Manager shall not, however, be liable to an Indemnified Party for any loss, liability, claim, settlement, damage or expense under (A) clauses (i)(A) and (B) of this subsection 7(a) to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in the Registration Statement or the Offering Materials in reliance upon and in conformity with written information furnished to the Fund by or on behalf of the Dealer Managers expressly for use in the Registration Statement (or any amendment thereto) or any Offering Materials (or any amendment or supplement thereto) and (B) clause (i)(E) of this subsection 7(a) that is found in a final judgment by a court of competent jurisdiction to have resulted from the respective Dealer Manager's bad faith or gross negligence.

        Each of the Fund and the Manager also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Fund, the Manager or their respective security holders or creditors related to or arising out of the Offer or the engagement of the Dealer Managers pursuant to, or the performance by the Dealer Managers of the services contemplated by, this Agreement except to the extent that any loss, liability, claim, damage or expense is found in a final judgment by a court of competent jurisdiction to have resulted from the bad faith or gross negligence of such Indemnified Party.

        Each of the Fund and the Manager agrees that, without each of the Dealer Managers' prior written consent, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Section 7 (whether or not the Dealer Managers or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

        (b) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the Offer or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Fund and the Manager on the one hand and the Dealer Managers on the other shall be deemed to be in the same proportion as the total proceeds from the Offer (before deducting expenses) received by the Fund bear to the total compensation received by the Dealer Managers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund or a Dealer Manager, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Fund, the Manager and the Dealer Managers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Dealer Managers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (b). Notwithstanding any other provision of this paragraph (b), no Dealer Manager shall be obligated to make contributions hereunder that in the aggregate exceed the respective amount of the compensation paid to such Dealer Manager under this Agreement, less the aggregate amount of any damages that such Dealer Manager has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (b), each person, if any, who controls the Fund, the Manager or a Dealer Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Fund, the Manager or such Dealer Manager, as the case may be.

        (c) In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Fund in which such Indemnified Party is not named as a defendant, the Fund and the Manager, jointly and severally, agree to reimburse the respective Dealer Manager for all expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as a witness, including, without limitation, the fees and disbursements of its legal counsel, and to compensate the respective Dealer Manager in an amount to be mutually agreed upon.

        (d) Each of the Fund and the Manager agrees to notify the respective Dealer Manager promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this Agreement. Promptly after receipt by an Indemnified Party of written notice of any claim or commencement of any action or proceeding with respect to which indemnification is being sought hereunder, such Indemnified Party will notify the Fund in writing of such claim or of the commencement of such action or proceeding, but failure so to notify the Fund will not relieve either the Fund or the Manager from any liability which it may have to such Indemnified Party under this indemnification agreement except to the extent that the Fund or the Manager is materially prejudiced by such failure, and will not relieve the Fund or the Manager from any other liability that it may have to such Indemnified Party.

        (e) The Fund and the Manager, jointly and severally, agree to indemnify each Soliciting Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons to the same extent and subject to the same conditions and to the same agreements, including with respect to contribution, provided for in subsections (a), (b) and (c) of this Section 7. This indemnity agreement will be in addition to any liability which the Fund or the Manager may otherwise have.

        (f) EquitiLink Holdings Limited and the Adviser agree that, to the extent that the Fund or the Manager fails to indemnify each Indemnified Person or person referred to in subsection (e) of this Section 7, in accordance with the provisions of subsection (a), (c) and (e) of this Section 7, EquitiLink Holdings Limited and the Adviser will indemnify and hold harmless each Indemnified Person or person referred to in subsection (e) of this Section 7, to the extent provided in such subsections (a), (c) and (e), respectively. This indemnity agreement will be in addition to any liability which EquitiLink Holdings Limited or the Adviser may otherwise have.

        SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Fund, the Manager or the Adviser submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Dealer Managers or any controlling person, or by or on behalf of the Fund, the Manager or the Adviser and shall survive delivery of the Shares pursuant to the Offer.

        SECTION 9. Termination of Agreement.

        (a) This Agreement may be terminated in the sole discretion of the Dealer Managers by notice to the Fund given at or prior to the termination of the Offer in the event that the Fund or the Manager shall have failed, refused or been unable to perform all material obligations and satisfy all material conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the termination of the Offer,

                (i) the Fund, the Manager or the Adviser shall have sustained any material loss or interference with its business or properties from fire, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding or there shall have been any material adverse change or any development involving a prospective material adverse change (including without limitation a change in management or control of the Fund, the Manager or the Adviser, as the case may be), in the condition (financial or otherwise), business prospects, net worth or results of operations of the Fund, the Manager or the Adviser, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto) and except for changes in the Fund's net asset value due to its normal investment operations;

                (ii) trading in the Common Stock has been suspended by the Commission, the American Stock Exchange or the Pacific Stock Exchange;

                (iii) there has occurred any material adverse change in the existing political or economic conditions or in the financial markets in the United States or elsewhere or any outbreak of hostilities or other calamity or crisis or any escalation of existing hostilities the effect of which is such as to make it, in the Dealer Managers' judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares; or

                (iv) trading generally on the American Stock Exchange, the Pacific Stock Exchange, the New York Stock Exchange, the National Association of Securities Dealers Automated Quotations System or the Sydney Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by United States or New York authorities or Australian or New Zealand federal authorities.

        (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5.

        SECTION 10. Jurisdiction of Courts of New York. The Manager, the Adviser and EquitiLink Holdings Limited each hereby appoints EquitiLink U.S.A., Inc., 45 Broadway, New York, New York 10006 as its authorized agent (the "Authorized Agent") upon which process may be served in any action by any of the Dealer Managers, arising out of or based upon this Agreement which may be instituted in any state or federal court in The City of New York, and the Manager, the Adviser and EquitiLink Holdings Limited each expressly accepts the jurisdiction of any such court in respect of such action. Such appointments shall be irrevocable unless and until the appointment of a successor Authorized Agent and such successor's acceptance of such appointment. The Manager, the Adviser and EquitiLink Holdings Limited each will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid and will appoint a successor Authorized Agent if the Authorized Agent named above ceases operations in The City of New York. Service of process upon the Authorized Agent and written notice of such service mailed or delivered to the Manager, the Adviser or EquitiLink Holdings Limited at its address set forth in
Section 11 hereof shall be deemed in every respect service of process upon the Manager, the Adviser or EquitiLink Holdings Limited, as the case may be.

        SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of written telecommunication. Notices to the Dealer Managers shall be directed to Prudential Securities Incorporated, One New York Plaza, New York, New York 10292, Attention: Equity Transactions Group; notices to the Fund shall be directed to the Fund, Attention: Laurence Freedman c/o Prudential Investments Fund Management LLC, 100 Mulberry Street, Gateway Center 3, Newark, New Jersey 07102; notices to the Manager shall be sent to the Manager at Union House, Union Street, St. Helier, Jersey, Channel Islands,
Attention: Roger Maddock; notices to the Adviser shall be sent to the Adviser at Level 3, 190 George Street, Sydney, New South Wales, Australia, Attention:
Laurence Freedman; and notices to EquitiLink Holdings Limited shall be sent to EquitiLink Holdings Limited at Level 3, 190 George Street, Sydney, New South Wales, Australia, Attention: Laurence Freedman.

        SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Dealer Managers, the Fund, the Adviser, the Manager and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

        SECTION 13. Governing Law and Time. This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

        If the foregoing is in accordance with your understanding of our Agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a single binding agreement among the Dealer Managers, the Fund, the Manager and the Adviser in accordance with its terms.

                                Very truly yours,

                                THE FIRST AUSTRALIA PRIME INCOME
                                 FUND, INC.


                                By:
                                   -----------------------------
                                   Name:
                                   Title:


                                EQUITILINK INTERNATIONAL
                                 MANAGEMENT LIMITED


                                By:
                                   -----------------------------
                                   Name:
                                   Title:



                                EQUITILINK AUSTRALIA LIMITED


                                By:
                                   -----------------------------
                                   Name:
                                   Title:


                                EQUITILINK HOLDINGS LIMITED


                                By:
                                   -----------------------------
                                   Name:
                                   Title:

Confirmed and Accepted, as of the
date first above written:

PRUDENTIAL SECURITIES INCORPORATED



     By:
        --------------------------
        Jean-Claude Canfin
        Managing Director




A.G. EDWARDS & SONS, INC.



     By:
        --------------------------
        Name:
        Title:

SALOMON SMITH BARNEY INC.



     By:
        --------------------------
        Name:
        Title:

                                                                       EXHIBIT A


                                                              September 28, 1998


                           SOLICITING DEALER AGREEMENT



Ladies and Gentlemen:

        The First Australia Prime Income Fund, Inc., a Maryland corporation (the "Fund"), proposes to issue to holders of record (the "Holders") as of the close of business on September 25, 1998 (the "Record Date") of its outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), non-transferable rights entitling such Holders to subscribe for shares of Common Stock and, subject to certain conditions, additional shares of Common Stock pursuant to an over-subscription privilege (the "Offer"). The shares of Common Stock for which Holders may subscribe pursuant to the Offer are herein referred to as the "Shares." Pursuant to the terms of the Offer, the Fund is issuing each Holder one-third of a non-transferable right (each a "Right" and collectively, the "Rights") for each share of Common Stock held on the record date set forth in the accompanying prospectus (the "Prospectus"). Such Rights entitle Holders to acquire during the subscription period set forth in the Prospectus (the "Subscription Period"), and at the subscription price set forth in the Prospectus (the "Subscription Price"), one share for each full right held on the terms and subject to the conditions set forth in the Prospectus. Pursuant to the terms of the Offer, such Rights also entitle Holders to acquire during the Subscription Period at the Subscription Price certain additional Shares on the terms and conditions of the over-subscription privilege as set forth in such Prospectus.

        The undersigned, as the dealer managers (the "Dealer Managers") named in the Prospectus, have entered into a Dealer Manager Agreement dated September 28, 1998 with the Fund, EquitiLink International Management Limited, a Jersey, Channel Islands corporation (the "Manager"), EquitiLink Australia Limited, a New South Wales, Australia corporation (the "Adviser") and EquitiLink Holdings Limited, a New South Wales, Australia corporation, pursuant to which the undersigned have agreed to form and manage, for purposes of soliciting exercises of Rights pursuant to the Offer, a group of soliciting dealers, including the undersigned, consisting of brokers and dealers who shall be members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or brokers or dealers not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with their principal place of business located outside the United States, its territories or possessions who agree to solicit exercises of Rights only in accordance with the laws applicable to such activities and agree to solicit no exercises of Rights within the United States, its territories or its possessions or from persons who are nationals thereof or residents therein and who agree, although not members of the NASD, to conform to the Conduct Rules of the NASD, in soliciting exercises of Rights outside the Untied States, its territories and possessions, to the same extent as though they were members thereof (the members of such group being hereinafter called the "Soliciting Dealers"). You are invited to become one of the Soliciting Dealers and by your confirmation hereof you agree to act in such capacity, in accordance with the terms and conditions herein and in your confirmation hereof, to obtain exercises of Rights pursuant to the Offer.

        1. Solicitation and Solicitation Material. Solicitation and other activities by you hereunder shall be undertaken only in accordance with this Agreement, the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, and the applicable rules and regulations of the Securities and Exchange Commission. Accompanying this Agreement are copies of the following documents: the Prospectus describing the terms of the Offer, an Exercise Form and letters to stockholders. Additional copies of these documents will be supplied in reasonable quantities upon your request. You agree that during the period of the Offer you will not use any solicitation material other than that referred to above and such as may hereafter be furnished to you by the Fund through us.

        2. Compensation of Soliciting Dealers. As compensation for the services of the Soliciting Dealers hereunder, the Dealer Managers will reallow to each Soliciting Dealer a concession of 2.50% of the Subscription Price per Share purchased pursuant to the Offer through such Soliciting Dealer's efforts (excluding the exercise of Rights by a Soliciting Dealer for its own account or for the account of any affiliate, other than a natural person, pursuant to the Offer) (a "Reallowance"); provided that the aggregate reallowance paid to any Soliciting Dealer hereunder may not exceed the product of (i) 2.50% of the Subscription Price per Share, times (ii) the aggregate number of shares of Common Stock held in such Soliciting Dealer's participant accounts with The Depository Trust Company on the Record Date divided by three. A Soliciting Dealer, other than the Dealer Managers acting in such capacity, shall be entitled to a Reallowance only where the insertion of such Soliciting Dealer's name has been made on the Exercise Form in the place so provided and where the Dealer Managers shall have received from such Soliciting Dealer an executed copy of this Agreement in the form hereof. Payment of such Reallowance will be made by the Dealer Managers or their agent directly to such Soliciting Dealer by U.S. dollar check drawn upon an account at a bank in New York City. Such payments to Soliciting Dealers shall be made as soon as practicable after payment of the Dealer Manager Fee is made to the Dealer Managers.

                No Reallowance shall be payable in respect of any particular exercise of Rights if, in the opinion of counsel for the Dealer Managers, such Reallowance cannot legally be paid in respect of such exercise of Rights because of the provisions of applicable state law or for any other reason. In case of any dispute or disagreement as to the amount of Reallowance payable to any Soliciting Dealer hereunder or as to the proper recipient of any such Reallowance, the decision of the Dealer Managers shall be conclusive. The payment of any Reallowance to Soliciting Dealers shall be solely the responsibility of the Dealer Managers, but the Dealer Managers shall have no obligation or liability to any Soliciting Dealer for any obligation of the Fund hereunder.

                For the purpose of this Section 2, the Offer will expire on the expiration date set forth in the Prospectus. No Reallowance will be payable to Soliciting Dealers with respect to Rights exercised after expiration of the Offer.

        3. Trading. You represent to the Fund and the Dealer Managers that you have not engaged, and agree that you will not engage, in any activity in respect of the Rights or the Shares in violation of the Exchange Act, including Regulation M thereunder. Your acceptance of a Reallowance will constitute a representation that you are eligible to receive such Reallowance and that you have complied with the preceding sentence and your other agreements hereunder.

        4. Unauthorized Information and Representations. Neither you nor any other person is authorized by the Fund or the Dealer Managers to give any information or make any representations in connection with this Agreement or the Offer other than those contained in the Prospectus and other authorized solicitation material furnished by the Fund through the Dealer Managers, and you hereby agree not to use any solicitation material other than material referred to in this Section 4. Without limiting the generality of the foregoing, you agree for the benefit of the Fund and the Dealer Managers not to publish, circulate or otherwise use any other advertisement or solicitation material without the prior approval of the Fund and the Dealer Managers. You are not authorized to act as agent of the Fund or the Dealer Managers in any respect, and you agree not to act as such agent and not to purport to act as such agent. On becoming a Soliciting Dealer and in soliciting exercises of Rights, you agree for the benefit of the Fund and the Dealer Managers to comply with any applicable requirements of the Securities Act, the Exchange Act, the rules and regulations thereunder, any applicable securities laws of any state or jurisdiction where such solicitations may lawfully be made, and the applicable rules and regulations of any self-regulatory organization or registered national securities exchange, and to perform and comply with the agreements set forth in your confirmation of your acceptance of this Agreement, a copy of the form of which is appended hereto.

        5. Blue Sky and Securities Laws. The Dealer Managers assume no obligation or responsibility in respect of the qualification of the Shares issuable pursuant to the Offer or the right to solicit Rights under the laws of any jurisdiction. The enclosed Blue Sky Survey indicates the states in which it is believed that acceptances of the Offer may be solicited under the applicable Blue Sky or securities laws. Under no circumstances will you as a Soliciting Dealer engage in any activities hereunder in any state (a) that is not listed in said enclosed Blue Sky Survey as a state in which acceptances of the Offer may be solicited under the Blue Sky or securities law of such state or (b) in which you may not lawfully so engage. The Blue Sky Survey shall not be considered solicitation material as that term is herein used. You authorize the undersigned to cause to be filed in the Department of State of the State of New York a Further State Notice with respect to the Shares complying with the provisions of
Article 23-A of the General Business Law of the State of New York, if required by such provisions. You agree that you will not engage in any activities hereunder outside the United States except in jurisdictions where such solicitations and other activities may lawfully be undertaken and in accordance with the laws thereof.

        6. Termination. This Agreement may be terminated by written or telegraphic notice to you from the Dealer Managers, or to the Dealer Managers from you, and in any case it will terminate upon the expiration or termination of the Offer; provided, however, that such termination shall not relieve the Dealer Managers of the obligation to pay when due any Reallowance payable to you hereunder with respect to Shares acquired pursuant to the exercise of Rights through the close of business on the date of such termination that are thereafter exercised pursuant to the Offer or relieve the Fund, the Manager, the Investment Adviser or EquitiLink Limited of its obligations referred to under
Section 8 hereof, and shall not relieve you of any obligation or liability under Sections 3, 4, 9 and 10 hereof.

        7. Liability of Dealer Managers. Nothing herein contained shall constitute the Soliciting Dealers as partners with the Dealer Managers or with one another, or agents of the Dealer Managers or the Fund, or shall render the Fund liable for the obligations of the Dealer Managers or the obligations of any Soliciting Dealers, or shall render the Dealer Managers liable for the obligations of any Soliciting Dealers other than itself nor constitute the Fund or the Dealer Managers the agent of any Soliciting Dealer. The Fund, the Manager, the Adviser, EquitiLink Holdings Limited and the Dealer Managers shall be under no liability to any Soliciting Dealer or any other person for any act or omission or any matter connected with this Agreement or the Offer, except that the Fund, the Manager, the Adviser and EquitiLink Holdings Limited shall be liable on the basis set forth in Section 8 hereof to indemnify certain persons. You represent that you have not purported, and agree that you will not purport, to act as agent of the Fund or the Dealer Managers in any connection or transaction relating to the Offer.

        8. Indemnification. Under the Dealer Manager Agreement, each of the Fund, the Manager, the Adviser and EquitiLink Holdings Limited has agreed, to indemnify and hold harmless the Dealer Managers, each Soliciting Dealer and each person, if any, controlling the Dealer Managers or any Soliciting Dealer within the meaning of Section 15 of the Securities Act against certain liabilities, including liabilities under the Securities Act and the Exchange Act. By returning an executed copy of this Agreement, you agree to indemnify the Fund, the Manager, the Adviser, EquitiLink Holdings Limited and the Dealer Managers (the "Indemnified Persons") against losses, claims, damages and liabilities to which the Indemnified Persons may become subject (a) as a result of your breach of your representations or agreements made herein or (b) if you (as custodian, trustee or fiduciary or in any other capacity) are acting on behalf of another entity that is soliciting exercises of Rights pursuant to the Offer (a "Soliciting Entity"), as a result of any breach by any such Soliciting Entity of the representations or agreements made herein by the Soliciting Dealers to the same extent as if such Soliciting Entity had executed the confirmation referred to in Section 13 hereof and was therefore a Soliciting Dealer that had directly made such representations and agreements. This indemnity agreement will be in addition to any liability which you may otherwise have.

        9. Delivery of Prospectus. You agree for the benefit of the Fund and the Dealer Managers to deliver to each person who owns beneficially Common Stock registered in your name, and who exercises Rights on an Exercise Form on which your name, to your knowledge, has been inserted, a Prospectus prior to the exercise of such person's Rights.

        10. Status of Soliciting Dealer. Your acceptance of a Reallowance will constitute a representation to the Fund and the Dealer Managers that you
(i) have not purported to act as agent of the Fund or the Dealer Managers in any connection or in any transaction relating to the Offer, (ii) are not affiliated with the Fund, (iii) will not accept a Reallowance from the Dealer Managers pursuant to the terms hereof with respect to Shares purchased by you pursuant to an exercise of Rights for your own account or the account of any affiliate, other than a natural person, (iv) will not remit, directly or indirectly, any part of any Reallowance to any beneficial owner of Shares purchased pursuant to the Offer, (v) agree to the amount of the Reallowance and the terms and conditions set forth herein with respect to receiving such Reallowance, (vi) have read and reviewed the Prospectus, and (vii) are (a) a member in good standing of the NASD and will comply with Rules 2420, 2730, 2740 and 2750 of the Conduct Rules of the NASD or (b) a broker or dealer with your principal place of business located outside the United States, its territories or its possessions and not registered under the Exchange Act, and you agree for the benefit of the Fund and the Dealer Managers (1) to solicit exercises of Rights only in accordance with the laws applicable to such activities and to solicit no exercises of Rights within the United States, its territories or possessions or from persons who are nationals thereof or residents therein, and (2) that, although not a member of the NASD, in acting under this Agreement you will conform to the Conduct Rules of the NASD, including Rules 2420, 12730, 2740 and 2750 thereof, in soliciting exercises of Rights outside the United States, its territories and possessions to the same extent as though you were a member thereof.

        11. Notices. Any notice hereunder shall be in writing or by telegram and if to you as a Soliciting Dealer shall be deemed to have been duly given if mailed or telegraphed to you at the address to which this letter is addressed, and if to the Dealer Managers, if delivered or sent to Prudential Securities Incorporated at One New York Plaza, New York, New York 10292, Attention: Equity Transactions Group.

        12. Parties in Interest. The Agreement herein set forth is intended for the benefit of the Dealer Managers, the Soliciting Dealers, the Fund, the Manager, the Adviser and EquitiLink Holdings Limited.

        13. Confirmation. Please confirm your agreement to become one of the Soliciting Dealers under the terms and conditions set forth herein and in the attached confirmation by completing and executing the confirmation and sending it via facsimile ((212) 778-3621/1564) to Prudential Securities Incorporated,
Attention: Ms. Adrienne Garofalo, Equity Transactions Group.

        14. Governing Law and Time. This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed in said State.

        NOTICE: IF A COPY OF THE CONFIRMATION REFERRED TO IN SECTION 13 HEREOF IS NOT SIGNED, DATED AND RETURNED TO THE DEALER MANAGERS PRIOR TO THE EXPIRATION OF THE OFFER, NO REALLOWANCE WILL BE PAYABLE HEREUNDER.

                Very truly yours,

                        PRUDENTIAL SECURITIES INCORPORATED
                        A.G. EDWARDS & SONS, INC.
                        SALOMON SMITH BARNEY INC.



                               As Dealer Managers

                               By:  PRUDENTIAL SECURITIES INCORPORATED


                               By
                                 -------------------------------------
                                 Jean-Claude Canfin
                                 Managing Director

                                  CONFIRMATION



PRUDENTIAL SECURITIES INCORPORATED
SALOMON SMITH BARNEY INC.
A.G. EDWARDS & SONS, INC.
c/o   Prudential Securities Incorporated
      One New York Plaza
      New York, New York  10292

Attention:  Ms. Adrienne Garofalo
             Equity Transactions Group
             Facsimile:  (212) 778-3621/1564

Dear Sirs:

        We hereby confirm our acceptance of the terms and conditions of the letter captioned "Soliciting Dealer Agreement" which was attached hereto upon our receipt hereof (this "Agreement") with reference to the Offer of The First Australia Prime Income Fund, Inc. (the "Fund") described therein. We hereby acknowledge that we (i) have received, read and reviewed the Prospectus and other solicitation material referred to in this Agreement, and confirm that in executing this confirmation we have relied upon such Prospectus and other solicitation material authorized by the Fund or EquitiLink International Management Limited (the "Manager") and upon no other representations whatsoever, written or oral, (ii) have not purported to act as agent of the Fund or the Dealer Managers in any connection or in any transaction relating to the Offer,
(iii) are not affiliated with the Fund, (iv) are not purchasing Shares for our own account or the account of any of our affiliates, other than a natural person, (v) will not remit, directly or indirectly, any part of any Reallowance to any beneficial owner of Shares purchased pursuant to the Offer, and (vi) agree to the amount of the Reallowance and the terms and conditions set forth in this Agreement with respect to receiving such Reallowance. We also confirm that we are a broker or dealer who is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and will comply with Rules 2420, 2730, 2740, 2750 of the Conduct Rules of the NASD or a broker or dealer not registered under the Securities Exchange Act of 1934 with its principal place of business located outside the United States, its territories or possessions who by signing below also (a) agrees to solicit exercises of Rights only in accordance with the laws applicable to such activities and to solicit no exercises of Rights within the United States, its territories or its possessions, or from persons who are nationals thereof or residents therein and
(b) agrees, although not a member of the NASD, to conform to the Conduct Rules of the NASD, including Rules 2420, 2730, 2740, 2750 of the Conduct Rules thereof, in acting under this Agreement in soliciting exercises of Rights outside the United States, its territories and possessions, to the same extent as though we were a member thereof. In connection with the Offer, we represent that we have complied, and agree that we will comply, with any applicable requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any applicable securities or Blue Sky laws and the rules and regulations under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any applicable securities or Blue Sky laws.

                                               ---------------------------------
                                                           Firm Name


                                               By
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                               Address:

                                               ---------------------------------

                                               ---------------------------------

                                               Telephone Number:


                                               ---------------------------------

                                               Facsimile Number:


                                               ---------------------------------


                                               DTC Number:


                                               ---------------------------------


                                               Nominee Name:

                                               ---------------------------------



Dated:  ______________, 1998

        NOTICE: IF A COPY OF THIS CONFIRMATION IS NOT SIGNED, DATED AND RETURNED TO THE DEALER MANAGERS PRIOR TO THE EXPIRATION OF THE OFFER, NO REALLOWANCE WILL BE PAYABLE HEREUNDER.


                                        2